                                                             EXHIBIT NUMBER (21)
                                                             TO 1993 FORM 10-K


                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                              AS OF MARCH 1, 1994


                                               Percent          State of
                                                Owned         Incorporation
                                               --------    -------------------

The Northern Trust Company                     100%        Illinois
  NorLease, Inc.                               100%        Delaware
  The Northern Trust Safe Deposit Company      100%        Illinois
  MFC Company, Inc.                            100%        Delaware
  NTB Merchant Services, Inc.                  100%        Illinois
  The Northern Trust Company, Canada           100%        Ontario, Canada
  Nortrust Nominees Ltd.                       100%        London
  The Northern Trust Company U.K. Pension
    Plan Limited                               100%        London
  The Northern Trust International Banking
    Corporation                                100%        Edge Act
      Nortrust International Finance
        (Hong Kong) Ltd.                       100%        Hong Kong

Norsub Corporation                             100%        Delaware
  Northern Trust Bank/O'Hare N.A.              100%        National Bank

Northern Trust Bank/DuPage                     100%        Illinois

First Lake Forest Corporation                  100%        Delaware
  Northern Trust Bank/Lake Forest N.A.         100%        National Bank

Northern Trust of Florida Corporation          100%        Florida
  Northern Trust Cayman International, Ltd.    100%        Cayman Islands, BWI
  Northern Trust Bank of Florida N.A.          100%        National Bank
    Realnor Properties, Inc.                   100%        Florida
    Realnor Special Properties, Inc.           100%        Florida
    Realnor 1177, Inc.                         100%        Florida
    Realnor Hallandale, Inc.                   100%        Florida

Nortrust of Arizona Holding Corporation        100%        Arizona
  Northern Trust Bank of Arizona N.A.          100%        National Bank

Northern Trust of California Corporation       100%        Delaware
  Northern Trust Bank of California N.A.       100%        National Bank
  Berry, Hartell, Evers & Osborne, Inc.        100%        Delaware

Northern Trust Bank of Texas N.A.              100%        National Bank

Fiduciary Services Inc.                        100%        Texas

Northern Futures Corporation                   100%        Delaware

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                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                              AS OF MARCH 1, 1994
                                  (continued)


                                          Percent       State of
                                           Owned      Incorporation
                                          --------    -------------

Northern Investment Corporation           100%        Delaware

Northern Investment Management Company    100%        Delaware

Northern Trust Securities, Inc.           100%        Delaware

Northern Trust Services, Inc.             100%        Illinois

Nortrust Realty Management, Inc.          100%        Illinois

The Northern Trust Company of New York    100%        New York

Hazlehurst Merger Corporation             100%        Delaware